UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 12, 2016

DARKSTAR VENTURES, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333 - 176969

Nevada	26-0299456
(State of Incorporation)	(I.R.S. Employer Identification No.)

410 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: 866-360-7565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 16, 2016, Darkstar Ventures, Inc. (the "Registrant"), filed a Preliminary Information Statement on Schedule 14C (the "Information Statement") in connection with an action taken by the Registrant's Board of Directors and the holder of a majority of the issued and outstanding shares of common stock of the Company (the "Majority Consenting Stockholder") who, together, executed a joint written consent on February 12, 2016, a copy of which was attached as Exhibit A to the Information Statement, to authorize and approve a Certificate of Amendment to the Registrant's Articles of Incorporation to increase the authorized capital stock of the Corporation from five hundred and five million (505,000,000) shares (the "Capital Stock"), consisting of five hundred million (500,000,000) shares of common stock, par value $0.0001 (the "Common Stock") and five million (5,000,000) shares of preferred stock, par value $0.0001 (the "Preferred Stock"), to an authorized capital stock of the Corporation of two billion and five million (2,005,000,000) shares consisting of two billion (2,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. The Board of Directors shall have the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock, without any further action or approval of our stockholders. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1(ii).

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
Exhibit 3.1(ii)	Certificate of Amendment to Articles of Incorporation dated February 12, 2016, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARKSTAR VENTURES, INC.
(a Nevada corporation)

By:	/s/ Avraham Bengio
Name, Title:	Avraham Bengio, President
February 16, 2016

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